Exhibit 99.1

Excerpts from the Confidential Offering Memorandum, dated February 6, 2017

Summary Unaudited Combined Financial Data of IHS Markit

The following table sets forth summary unaudited combined financial information for IHS Markit for the fiscal year ended November 30, 2016, which reflects the aggregation of historical results of operations of IHS Markit and Markit.

The summary unaudited combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the July 12, 2016 merger of IHS Inc. and Markit Ltd. (“Markit”) had been completed as of the beginning of fiscal year 2016, nor is it necessarily indicative of the future operating results of IHS Markit. The summary unaudited combined financial information presented below has not been prepared in the manner of pro forma financial statements prepared in accordance with Article 11 of Regulation S-X, and the historical financial information of Markit Ltd. for the period of April 1, 2016 to July 11, 2016 has not been the subject of audit or review procedures by either PricewaterhouseCoopers LLP, the independent registered public accounting firm of Markit Ltd. for periods prior to the merger, nor Ernst & Young LLP, the independent registered public accounting firm of IHS Markit. As a consequence, management has prepared the summary unaudited combined financial data of IHS Markit from the books and records of IHS Markit and Markit Ltd. and such data has not been compiled or examined by independent auditors nor have independent auditors performed any procedures with respect to this information or any form of assurance on such combined information. The summary unaudited combined financial information of IHS Markit presented below also does not include, among other things, estimated cost or growth synergies, adjustments related to restructuring or integration activities or future acquisitions or dispositions not yet known or probable. See Note 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2016 for a discussion of our business combinations.

The summary unaudited combined financial information has been derived from and should be read in conjunction with the audited consolidated financial statements and the related notes of IHS Markit, as filed with its Annual Report on Form 10-K for the fiscal year ended November 30, 2016, and the unaudited consolidated financial statements and the related notes of Markit, as filed with Markit’s Report of Foreign Private Issuer on Form 6-K on May 10, 2016 (second report on such day) as of and for the three months ended March 31, 2016.

The following table presents combined EBITDA and combined Adjusted EBITDA, which are financial measures that are not calculated in accordance with U.S. GAAP. Combined EBITDA and combined Adjusted EBITDA represent the aggregation of historical EBITDA and Adjusted EBITDA of IHS Markit and Markit for the fiscal year ended November 30, 2016. As part of the presentation of combined EBITDA and combined Adjusted EBITDA, management has reclassified certain amounts in the historical financial statements of Markit to conform to the presentation in the financial statements of IHS Markit and has made certain adjustments to the Markit financial statements to reflect differences between IFRS and GAAP. The combined financial data set forth in the table below has not been compiled or examined by IHS Markit’s independent auditors nor have IHS Markit’s independent auditors performed any procedures with respect to this information or expressed any opinion or any form of assurance on such information.

Combined for the fiscal year ended November 30, 2016
($ in millions)
Statement of Operations Data:
Revenue	$3,450.9
Net income attributable to IHS Markit (1)	$291.9
Adjusted EBITDA	$1,288.6
Ratio of total debt to Adjusted EBITDA (2)	2.6x

The following table reconciles net income attributable to IHS Markit to combined Adjusted EBITDA for the period presented:

Combined for the fiscal year ended November 30, 2016
($ in millions)
Net Income attributable to IHS Markit (1)	$291.9
Interest income	(1.4)
Interest expense	138.4
Provision for income taxes	88.6
Depreciation	136.7
Amortization related to acquired intangible assets	297.2

EBITDA	951.4
Litigation related charges related to class action suit	(0.1)
Loss on debt extinguishment	0.6
Share of joint venture results not attributable to Adjusted EBITDA	(1.2)
Adjusted EBITDA attributable to non-controlling interests	(2.7)
Stock-based compensation expense	247.2
Restructuring charges	23.2
Acquisition-related costs (1)	71.7
Gain on sale of assets, net	(0.7)
Pension mark-to-market and settlement expense	8.4
Income from discontinued operations, net	(9.2)

Adjusted EBITDA	$1,288.6

(1)	Excludes $70.0 million of one-time merger and transaction costs for the fiscal year ended November 30, 2016.
(2)	Represents total debt (including current portion) of $3,383.9 million divided by Adjusted EBITDA for combined financial data of IHS Markit.

Other Information

From December 1, 2016 through January 30, 2017, IHS Markit repurchased approximately 3.7 million common shares in open market purchases under its outstanding share repurchase authorization for aggregate consideration of approximately $132.5 million using borrowings under IHS Markit’s revolving credit facility and/or cash on hand.